Nuveen Mortgage and Income Fund N-2/A

Exhibit 99.k.3

AMENDED AND RESTATED SCHEDULE A

TO TRANSFER AGENCY AND SERVICE AGREEMENT

The attached Amended and Restated Schedule A to the Transfer Agency and Service Agreement Between Each of the Nuveen Closed-End Investment Companies Listed on Scheduled A Attached Hereto and Computershare Inc. and Computershare Trust Company, N.A., effective as of June 15, 2017, as amended (the “TA Agreement”), hereby amends and restates Schedule A to the TA Agreement in its entirety, to be effective June 30, 2023.

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Amended and Restated Schedule A

NUVEEN CLOSED-END FUNDS

To Be Effective June 30, 2023

Fund Name	CPU COY	Cusip
Nuveen Municipal Value Fund, Inc.	NUV	670928100
Nuveen CA Municipal Value Fund f/k/a Nuveen CA Municipal Value Fund, Inc.	NCA	67062C107
Nuveen NY Municipal Value Fund f/k/a Nuveen NY Municipal Value Fund, Inc.	NNY	67062M105
Nuveen Municipal Income Fund, Inc.	NMI	67062J102
Nuveen PA Quality Municipal Income Fund	NQP	670972108
Nuveen Select Tax-Free Income Portfolio	NXP	67062F100
Nuveen CA Select Tax-Free Income Portfolio	NXC	67063R103
Nuveen NY Select Tax-Free Income Portfolio	NXN	67063V104
Nuveen Select Maturities Municipal Fund	NIM	67061T101
Nuveen AMT-Free Municipal Credit Income Fund	NVG	67071L106
Nuveen Municipal Credit Income Fund	NZF	67070X101
Nuveen AMT-Free Quality Municipal Income Fund	NEA	670657105
Nuveen NY AMT-Free Quality Municipal Income Fund	NRK	670656107
Nuveen CA AMT-Free Quality Municipal Income Fund	NKX	670651108
Nuveen Floating Rate Income Fund	JFR	67072T108
Nuveen Floating Rate Income Opportunity Fund	JRO	6706EN100
Nuveen AZ Quality Municipal Income Fund	NAZ	67061W104
Nuveen MA Quality Municipal Income Fund	NMT	67061E104
Nuveen VA Quality Municipal Income Fund	NPV	67064R102
Nuveen MO Quality Municipal Income Fund	NOM	67060Q108
Nuveen Quality Municipal Income Fund	NAD	67066V101
Nuveen NY Quality Municipal Income Fund	NAN	67066X107
Nuveen CA Quality Municipal Income Fund	NAC	67066Y105
Nuveen Senior Income Fund	NSL	67067Y104
Nuveen NJ Quality Municipal Income Fund	NXJ	67069Y102
Nuveen Real Estate Income Fund	JRS	67071B108
Nuveen Preferred & Income Securities Fund	JPS	67072C105
Nuveen Preferred & Income Opportunities Fund	JPC	67073B106
Nuveen Credit Strategies Income Fund	JQC	67073D102
Nuveen Municipal High Income Opportunity Fund	NMZ	670682103
Nuveen S&P 500 Buy-Write Income Fund	JPZ	6706ER101
Nuveen S&P 500 Dynamic Overwrite Fund	JPG	6706EW100
Nuveen Core Equity Alpha Fund	JCE	67090X107
Nuveen AMT-Free Municipal Value Fund	NUW	670695105
Nuveen Mortgage and Income Fund f/k/a Nuveen Mortgage Opportunity Term Fund	JLS	670735109
Nuveen Taxable Municipal Income Fund f/k/a Nuveen Build America Bond Fund	NBB	67074C103
Nuveen NASDAQ 100 Dynamic Overwrite Fund	QQQF	670699107
Nuveen Short Duration Credit Opportunities Fund	JSD	67074X107
Nuveen Real Asset Income and Growth Fund	JRI	67074Y105
Nuveen Preferred and Income Term Fund	JPI	67075A106
Nuveen Multi-Market Income Fund	JMM	67075J107
Nuveen MN Quality Municipal Income Fund	NMS	670734102
Nuveen Global High Income Fund	JGH	67075G103
Nuveen Dow 30 Dynamic Overwrite Fund	DIAX	67075F105

Nuveen Corporate Income 2023 Target Term Fund f/k/a Nuveen High Income 2023 Target Term Fund	JHAA	67079F101
Nuveen Preferred and Income Fund	JPT	67075T105
Nuveen Municipal Credit Opportunities Fund	NMCO	670663103
Nuveen Dynamic Municipal Opportunities Fund	NDMO	67079X102
Nuveen Core Plus Impact Fund	NPCT	67080D103
Nuveen Multi-Asset Income Fund	NMAI	670750108
Nuveen Variable Rate Preferred & Income Fund	NPFD	67080R102
Nuveen Intermediate Duration Municipal Term Fund Liquidating Trust	NIDL	670ESC037
Nuveen Intermediate Duration Quality Municipal Term Fund Liquidating Trust	NIQL

Nuveen NAD Series 2028-1 AMTP	NADC	67066V788
Nuveen NAD Series 2028 AMTP	NADA	67066V796
Nuveen NAN Series 2028 AMTP	NANA	670654102
Nuveen NAZ Series 2028 AMTP	NAZA	67061W880
Nuveen NKG Series 2028 AMTP	NKGA	67072B875
Nuveen NMS Series 2028 AMTP	NMSA	670734508
Nuveen NMZ Adj Rate MuniFund Term Pfd Series 2028	NMZA	670682889
Nuveen NEA Series 2028-1 AMTP	VNEA	670657741
Nuveen NAD Series 2028-2 AMTP	NADD	67066V762
Nuveen NMZ Series 2031 AMTP	NMZZ	670682871
Nuveen NMZ Series 2032 AMTP	ANMZ	670682111